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                                                                  17-SL40544-00


                           EQUIPMENT SCHEDULE NO. SG01

                         DATED AS OF SEPTEMBER 22, 2000

    TO MASTER LEASE AGREEMENT DATED AS OF SEPTEMBER 22,2000 ("MASTER LEASE")

LESSEE: NEOTHERAPEUTICS, INC.                     LESSOR:   COMDISCO LABORATORY AND SCIENTIFIC
                                                            GROUP, A DIVISION OF COMDISCO, INC.

ADDRESS FOR LEGAL NOTICES:                        ADDRESS FOR ALL NOTICES:

157 Technology Drive                              6111 North River Road
Irvine, California 92618                          Rosemont, Illinois 60018

ATTN:   Corporate Secretary                       Attn:   Contracts Administration

ADDRESS FOR ADMINISTRATIVE CORRESPONDENCE:        ADDRESS FOR INVOICES:

157 Technology Drive                              157 Technology Drive
Irvine, California 92618                          Irvine, California 92618

ATTN: Sam Gulko                                   ATTN: Sam Gulko
PHONE: 949/788-6700 ext. 209
FAX: 949/

LOCATION OF EQUIPMENT:                            LESSEE REFERENCE NO:
                                                                      --------------------------
                                                                           (24 digits maximum)
157 Technology Drive
Irvine, California 92618

ATTN: Sam Gulko                                   INITIAL TERM/
PHONE: 949/788-670 ext. 209                       RENT INTERVAL: 12 Quarters
                                                  LEASE RATE FACTOR:    1st Qtr @ .28
                                                                        2nd-12th Qtr @ .0707



EQUIPMENT (AS DEFINED BELOW):

    ITEM                                  MACHINE       MODEL/                   SERIAL
     NO.        QTY.          MFG.         TYPE        FEATURE   DESCRIPTION     NUMBER
    ----        ----          ----        -------      -------   -----------     ------


GROUP I EQUIPMENT: Installed Laboratory and Scientific Equipment described on Attachment A.

GROUP II EQUIPMENT: New Laboratory and Scientific Equipment comprised of equipment types described under Group I Equipment, which are supplied from outside vendors.

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GROUP III EQUIPMENT: Laboratory and Scientific Equipment comprised of equipment types described under Group I Equipment, which are supplied, from Lessor's inventory pursuant to Section 7 hereof.

NOTICE PERIOD: The Notice Period will be not less than one hundred eighty (180) days nor more than twelve (12) months prior to the expiration of the Initial Term, or any extension thereof. In order for the notice to be effective, a notification by Lessee to Lessor must be accompanied by a letter from the manufacturer representing that when the Equipment is returned to Lessor it will be eligible for continued maintenance by a new end user. If Lessee gives proper written notice of termination but fails to return the Equipment on the expiration date of the Initial Term, or any extension thereof, the Schedule will continue in full force and effect and Lessee will be required to provide an additional sixty (60) days written notice of termination. Such termination will be effective at the end of the quarter in which the last day of the sixty (60) day notice requirement occurs. The Rent will continue at the current rate until the effective date of written notice of termination and the Equipment is properly returned.

SPECIAL TERMS: The following additional terms are a part of this Equipment Schedule. The terms and conditions of the Master Lease Agreement as they pertain to this Equipment Schedule are modified and amended as follows:

1.      EQUIPMENT - MULTIPLE DELIVERY

        It is understood that the Equipment to be leased is a combination of (i) Equipment purchased from Lessee and leased back to Lessee ("Group I Equipment'); (ii) Equipment purchased from the Equipment manufacturer or retail vendor ("Group II Equipment'); and (iii) Equipment supplied from Lessor's inventory ("Group III Equipment'). For purposes of this Schedule the terms "Group I Equipment", "Group II Equipment" and "Group III Equipment') are collectively referred to as the "Equipment".

        Lessor's obligation to lease the Equipment under this Schedule applies to Group I Equipment, Group II Equipment and Group III Equipment (but not to attachments or upgrades to the Equipment, leasehold improvements, construction costs, implementation fees, and application software fees) up to an aggregate `purchase price of $2,500,000.00.

        During the period from August 25, 2000 to January 31, 2001 ("Commitment Period'), (a) Lessee will provide to Lessor for each item of Group H Equipment and Group III Equipment, either Commencement Certificates or vendor invoices approved for payment by Lessee ("Invoices"), and (b) Lessor will make payment to Lessee for each item of Group I Equipment to be leased hereunder.

        With respect to Group I and Group H Equipment, Lessee acknowledges it is entitled to the warranties and indemnities, remedies and limitations provided by the Equipment manufacturer or vendor and may communicate directly with such manufacturer or vendor to receive an accurate and complete copy thereof. If the cost or configuration of the Equipment changes, Lessor may adjust the Lease Rate Factors to reflect these additional costs or related expenses.

2.      COMMITMENT FEE

        In consideration of Lessor entering into this Schedule with Lessee, Lessee agrees to pay to Lessor a commitment fee in the amount of $11,250.00 ("Commitment Fee") based upon the aggregate purchase price of the Equipment from Equipment Group I and 11 to be leased under this Schedule. The Commitment Fee will be due and payable upon receipt of Lessor's invoice. Lessor will apply the Commitment Fee to the first quarterly rental payment under each Summary Schedule for this Schedule, and such allocation will be equal to one percent (II/o) of the total purchase price of the Equipment leased under a Summary Schedule.

3.      COMMENCEMENT DATE

        The Commencement Date for each item of Group II Equipment and Group HI Equipment will be the day on which the Equipment is installed and qualified for a commercially available manufacturer's standard maintenance contract or warranty coverage, if available. Lessee agrees to confirm the Commencement Date by providing Lessor with either the Invoices containing the Equipment location, description, serial number. and cost, the Commencement Date and Lessee's signature. or a Commencement Certificate in the form provided by Lessor, within ten (10) days of the Commencement Date. The Commencement Date for


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        each item of Group I Equipment will be the date Lessor tenders payment of the purchase price for the Group I Equipment. Lessee will be deemed to accept the Group H Equipment on the Commencement Date.

        Notwithstanding anything to the contrary contained herein, during the interim period from the Commencement Date through but not including the first day of the start of the Initial Term, Lessee's rental obligations for each item of Equipment shall be equal to the daily Lease Rate Factor of .001012% multiplied by the acquisition cost for such item of Equipment multiplied by the number of days in the interim period.

4.      SUMMARY SCHEDULE

        Lessor will summarize all Invoices and/or Commencement Certificates received for the Group II Equipment, and all payments made by Lessor for the Group I Equipment, in the same calendar quarter into a Summary
        Schedule in the form attached to this Equipment Schedule as Exhibit I. Lessor will summarize all Commencement Certificates received for the Group III Equipment in the same calendar quarter into a separate Summary Schedule. The Initial Term for all items of Equipment will begin on the first day of the calendar quarter following the Commencement Date. Lessee agrees that for administrative purposes, including without limitation, invoicing of Rent and taxes and assignment of an identifying lease number, Lessor may administer the Summary Schedule as if it constituted a separate Equipment Schedule. Alternatively, if Lessor requests Lessee to execute a Summary Schedule, Lessee will have an appropriate official of Lessee execute and promptly return the Summary Schedule to Lessor. Executed Summary Schedules will incorporate the terms and conditions of the Master Lease and this Equipment Schedule and will constitute a separate Equipment Schedule.

5.      ADVERSE CHANGE

        If Lessee defaults or there is a material adverse change as reported by the Lessee in an 8K filing with the Securities and Exchange Commission ("SEC'), for subsequent Summary Schedules, Lessor, at its option with prior written notice to Lessee, will be relieved of its obligations to lease Equipment for which Lessor has not received Invoices or Commencement Certificates from Lessee prior to the date of such, notice.

6.      INTEREST RATE ADJUSTMENT

        In the event the Commencement Date for all items of Equipment to be leased hereunder is after August 31, 2000, the following will apply. The Lease Rate Factors set forth in this Schedule have been calculated, in part, based on the 3-year U.S. Treasury Constant Maturity of 6.06% as set forth in the Federal Reserve Statistical Release H. 15 ("Treasury Rate"). If on the last Commencement Date for all items of Equipment to be leased hereunder, there is a change in Treasury Rate in excess of 10 basis points, the effective lease rate of % will be adjusted one basis point for each basis point change in the Treasury Rate. Additionally, if there is an adverse change in Lessee's credit standing prior to the Commencement Date for all items of Equipment to be leased hereunder, the Lease Rate Factors may be adjusted accordingly.

7.      GROUP III EQUIPMENT - SUPPLIED FROM LESSOR'S INVENTORY

        It is anticipated by Lessor and Lessee that at least fifty-five percent (55%) of the acquisition cost of the Equipment to be leased hereunder will be comprised of Group III Equipment. Lessee will provide Lessor with a ninety (90) day forecast of proposed Equipment acquisitions, with updates provided to Lessor every thirty (30) days. Lessor agrees it will use commercially reasonable best efforts to supply Group III Equipment, and Lessee agrees it will use commercially reasonable best efforts to accept Lessor's offer to supply Group III Equipment hereunder. Lessor will notify Lessee of Group III Equipment availability and the pricing of such Group III Equipment via facsimile transmission. Lessee will respond to Lessor's offer within a reasonable time frame via facsimile transmission by accepting or rejecting Lessor's offer. If Lessor's offer is accepted, the Group III Equipment will be supplied to Lessee in accordance with the terms of the offer and this Schedule. For purposes of determining the Quarterly Rent for an item of Group III Equipment, the Lease Rate Factor(s) set forth in this Schedule will be applied to the acquisition cost of the Group III Equipment as set forth in Lessor's offer.


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8.      EQUIPMENT PROCUREMENT CHARGES (PROGRESS PAYMENTS)

        It is the agreement of the parties that due to the Equipment vendor's requirement that progress payments be paid prior to the Commencement Date ("Progress Payments"), all terms and conditions of this Equipment Schedule will be applicable to the Equipment except the Lessee's rental obligations. Notwithstanding the foregoing, Lessee agrees to pay Lessor "Equipment Procurement Charges" equal to a daily lease rate factor of .001012 multiplied by the aggregate of the Progress Payments paid by Lessor for each day from the date Progress Payments are made by Lessor until the Commencement Date. Lessee will authorize each Progress Payment prior to Lessor's payment by acknowledging such approval on the face of the invoice(s). Accrued Equipment Procurement Charges are payable within 30 days of the date of Lessor's invoice.

        If Lessee rejects the Equipment prior to the Commencement Date pursuant to the purchase agreement with the Equipment vendor or if Lessee is in default of this Equipment Schedule, then this Equipment Schedule will terminate and Lessee will (i) reimburse Lessor for all amounts paid by Lessor for the purchase of the Equipment and (ii) pay all Equipment Procurement Charges due through the date of termination. Upon payment of all amounts due and owing by Lessee, Lessor will transfer to Lessee all of Lessor's interest in the Equipment and under any purchase agreement.

9.      RENEWAL OPTION (FAIR MARKET RENTAL VALUE)

        So long as no Event of Default shall have occurred, Lessee shall have the right to extend the Initial Term of this Schedule by giving Lessor at least one hundred eighty (180) days written notice prior to the expiration of the Initial Term, provided, however, this Schedule shall continue in effect following the extended period until terminated by either party upon not less than one hundred eighty (180) days prior written notice, which notice shall be effective the first of the month following receipt. The rent required to be paid during the extended period shall be based on the Fair Market Rental Value of the Equipment. Unless otherwise agreed in writing between the parties, this option shall not apply to add-ons or upgrades to the Equipment leased hereunder. Fair Market Rental Value shall be defined as the amount which would be obtainable at the commencement of the extended Initial Term in an arm's-length transaction between an informed and willing lessee/user leasing the Equipment in place for its originally intended use for the proposed lease term, and an informed and willing lessor/dealer under no compulsion to lease.

10.     PURCHASE OPTION (FAIR MARKET VALUE)

        So long as no Event of Default shall have occurred and is continuing hereunder, and upon at least one hundred eighty (180)days prior written notice to Lessor, Lessee will have the option at the expiration of the Initial Term of this Schedule to purchase all, but not less than all, of the Equipment for an amount equal to the Fair Market Value of the Equipment (plus any taxes applicable at time of purchase) on the date of the expiration of the Initial Term (the "Purchase Date"), payable to Lessor by the Purchase Date. Title to the Equipment will automatically pass to Lessee on the Purchase Date, provided Lessee has paid the full purchase price.

11.     RETURN OPTION

        In the event that Lessee does not elect the "Purchase Option" or "Renewal Option" contained herein, Lessee will return the Equipment to Lessor upon termination of the Schedule in accordance with the "Delivery and Return of Equipment" provision.

12.     ELECTRONIC FUNDS DEBIT AUTHORIZATION

        This Equipment Schedule is contingent upon Lessee authorizing Lessor, or Lessor's assigns, to institute electronic funds transfer debit instructions against Lessee's bank account using the Automated Clearing House funds-transfer systems in order to make payment to Lessor, or Lessor's assigns, for any and all of Lessee's payment obligations when due under the Master Lease Agreement and this Equipment Schedule. Lessee agrees to accurately complete, execute, and return to Lessor an Electronic Funds Debit Authorization Agreement provided by Lessor substantially in the form of Attachment I hereto. Lessor and Lessee agree that Lessor's electronic debit amount will not exceed amount stated on Lessor's Invoice.


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13.     RENT ADJUSTMENT

        If Lessee fails to give the proper written notification to terminate this Equipment Schedule, or if the Equipment has not been returned to Lessor in accordance with the terms of the Master Lease, the Initial Term will automatically extend on a quarter to quarter basis at a quarterly lease rate factor .091036 until proper written notification of termination is received by Lessor and the Equipment is returned in accordance with the terms of the Master Lease.

14.     LESSOR'S ELECTION

        Lessee represents that it has paid all California sales tax due on the cost of that portion of the Equipment to be installed in California and agrees to provide evidence of such payment to, Lessor. As a result of the election, Lessor agrees that it will not invoice Lessee for use tax on the monthly rental payments for the Equipment. Lessee understands that this is an irrevocable election to measure the tax by the Equipment cost and cannot be changed except prior to installation of the Equipment.

MASTER LEASE: This Equipment Schedule is issued pursuant to the Master Lease identified on page 1 of this Equipment Schedule. All of the terms and conditions of the Master Lease are incorporated in and made a part of this Equipment Schedule as if they were expressly described in this Equipment Schedule, and this Equipment Schedule constitutes a separate lease for the Equipment. The parties reaffirm all of the terms and conditions of the Master Lease (including, without limitation, the representations and warranties set forth in the Master Lease) except as modified by this Equipment Schedule. This Equipment Schedule may not be amended or rescinded except by a writing signed by both parties.

NEOTHERAPEUTICS, INC.                  COMDISCO LABORATORY AND SCIENTIFIC GROUP,
as Lessee                              A DIVISION OF COMDISCO, INC.
                                       as Lessor

By:                                    By:
   ------------------------------          ----------------------------------

Title:                                 Title:
      ---------------------------             -------------------------------

Date:                                  Date:
      ---------------------------           ---------------------------------


CER
CLSG-ES (NML) form 07/00


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